UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

GREEN MOUNTAIN POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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The following material will be distributed by employees and other advisors of Green Mountain Power Corporation to the retail customers of Green Mountain Power Corporation during several meetings for such customers that will take place on July 13, 2006, July 14, 2006 and July 17, 2006:

1 Green Mountain Power Acquisition Chris Dutton President & CEO Green Mountain Power Corporation July 2006

Why is Green Mountain Power
being acquired by Gaz Metro?
We believe joining with Northern New
England Energy Corporation (NNEEC) and
Gaz Metro will enhance our ability to serve
Vermont customers.
We believe Gaz Metro brings increased
financial strength, better positioning GMP to
deal with challenges of securing
replacement power contracts and/or
generating facilities.

Who are NNEEC and Gaz
Metro?
NNEEC is a Vermont corporation and
wholly-owned subsidiary of Gaz
Metro. It has been the parent
company of Vermont Gas Systems
since 1986.
Gaz Metro is a major distributor of
natural gas in Quebec and
northeastern US, with assets of more
than $2.5 billion (Canadian).

GAZ MÉTRO, LP
NORTHERN NEW ENGLAND ENERGY CORPORATION
100%
NORTHERN NEW ENGLAND INVESTMENT CORPORATION
VERMONT GAS SYSTEMS, INC.
100%
GREEN MOUNTAIN POWER CORPORATION*
100%
PORTLAND NATURAL GAS TRANSMISSION SYSTEM
38.9%

Business focus: *Intrastate transmission and distribution of natural gas in Vermont*

Business focus: *transmission and distribution of electricity in Vermont.*

Business focus: *Interstate transmission of natural gas in New England*

*Pending state, federal & shareholder approval

4 Planned Gaz Metro organization chart Source: http://www.nneec.com/corp.html

Other Green Mountain Power
customer benefits
Expect to create GMP Efficiency
Fund. Projects funded may include:
Energy efficiency and DSM
Demand control technologies
Community district heating
Combined heat and power generation
Distributed generation projects

Approval Process and
Schedule
Principal regulatory approvals include
Vermont Public Service Board and Federal
Energy Regulatory Commission. Expect
approximately 12 months.
Needs GMP shareholder approval. Expect
shareholder meeting and proxy vote in the
fourth quarter of 2006.
GMP will continue to be fully regulated by
the State of Vermont, including rates and
customer service.

The following information is required to be provided by U.S. securities laws:
Additional Information about the Merger and Where to Find It
This communication is being made in respect to the proposed merger transaction involving Green Mountain Power
Corporation (“Green Mountain Power” or “the Company”) (NYSE:GMP), Northstars Merger Subsidiary Corporation and Northern
New England Energy Corporation (“NNEEC”), a whollyowned subsidiary of Gaz Métro Limited Partnership (“Gaz
Métro”)
(TSX-
GZM.UN). In connection with the transaction, Green Mountain Power will file a proxy statement with the Securities and Exchange
Commission (“SEC”). Shareholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.
The final proxy statement will be mailed to Green Mountain Power shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the preliminary and final proxy statements and other relevant documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the preliminary and final proxy statement and other relevant documents also may be obtained at no cost at the Green
Mountain Power Web site, www.greenmountainpower.biz, or by contacting Dotty Schnure, Green Mountain Power Corporation,
802-655-8418.
Green Mountain Power and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Green Mountain Power’s shareholders may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from Green Mountain Power’s proxy statements and annual reports on Form 10-K previously filed with the SEC and Green Mountain Power’s proxy statement relating to the proposed transaction, when it becomes available.
The information on our Web site is not, and shall not be deemed to be, a part of this report or incorporated into other filings we make with the SEC.
Forward-looking Statements
This communication contains forward-looking statements about Green Mountain Power. Statements that are not historical or current facts, including statements about beliefs and expectations are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,”
“potentially,” “probably,” “projects,” “outlook” or similar expressions. These forward-looking statements cover, among other things, anticipated future plans and prospects of Green Mountain Power. Forward-looking statements speak only as of the date they are made, and Green Mountain Power undertakes no obligation to update them in light of new information or future events.
Forward-looking statements involve inherent risks and uncertainties, and many factors could cause actual results to differ materially from those anticipated, including those described in the Annual Report on Form 10-K for the year ended December 31,
2005, of Green Mountain Power, which you should read carefully, as well as the Company’s other filings with the SEC. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; and (2) the shareholders of
Green Mountain Power may fail to approve the merger.